NationsBank Corporation
Charlotte, NC 28255
Tel 704-386-5000


Pricing Supplement No. 0196 Dated June 23, 1998       Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                File numbers: 333-7229
December 19, 1996 and Prospectus Supplement dated     and 333-13811
January 08, 1998)

Senior Medium-Term Notes, Series G
Due Nine Months or More From Date of Issue


Principal Amount:                                         $ 110,000,000.00
Issue Price:                         100.00000 %            110,000,000.00
Commission or Discount:              0.09359 %                  102,949.00
Proceeds to Company:                 99.90641%            $ 109,897,051.00

Agent:                                       Merrill Lynch & Co., as Agent

Original Issue Date:                         July 01, 1998

Stated Maturity Date:                        January 05, 2004

Cusip #:                                     63858R-FC-0

Form:                                        Book entry only

Interest Rate:                               Floating
Base rate:                                   LIBOR Telerate Page 3750

Index maturity:                              90 days
                                             30 days for the final 21 day period

Spread:                                      + 10.0 bps

Initial Interest Rate:                        To be determined on June 29, 1998

Interest Reset Period:       Quarterly, commencing on September 15,1998
Interest Reset Dates:        15th of March, June, September, and December

Interest Determination Date: Two London Banking Days preceding the Reset Date

Interest Payment Dates:      15th of March, June, September and December,
                             commencing on September 15,1998, with a final interest payment to be made January 5, 2004

May the Notes be redeemed by the company prior to maturity?          No

May the notes be repaid prior to maturity at the option of the holder?   No

Discount Note?                                         No